UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

CLECO CORPORATE HOLDINGS LLC

(Exact name of Registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Donahue Ferry Road Pineville, Louisiana		71360-5526
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2016, Cleco Corporate Holdings LLC (the “Issuer”) completed the private sale of $535,000,000 in aggregate principal amount of 3.743% Senior Secured Notes due 2026 (the “2026 Notes”) and $350,000,000 in aggregate principal amount of 4.973% Senior Secured Notes due 2046 (the “2046 Notes” and collectively with the 2026 Notes, the “Notes”). The Issuer intends to use the net proceeds from the issuance and sale of the Notes to repay a portion of the amounts due under its acquisition loan facility and to pay fees and expenses related to the offering.

Purchase Agreement

On May 12, 2016, the Issuer entered into a purchase agreement (the “Purchase Agreement”) among the Issuer, Mizuho Securities USA Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., as representatives of the initial purchasers (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Issuer agreed to sell to the Initial Purchasers, and the Initial Purchasers agreed to purchase from the Issuer, $535.0 million in aggregate principal amount of the 2026 Notes and $350.0 million in aggregate principal amount of the 2046 Notes. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Issuer, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities. The sale of the Notes closed on May 17, 2016.

Indenture

The 2026 Notes were issued pursuant to an indenture, dated as of May 17, 2016 (the “Base Indenture”), between the Issuer and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of May 17, 2016 (the “First Supplemental Indenture”). The 2046 Notes were issued pursuant to the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, dated as of May 17, 2016 (the “Second Supplemental Indenture” and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”). The Notes were offered at an original issue price of 100.0%.

Interest and Maturity

The 2026 Notes bear interest at a rate of 3.743% and mature on May 1, 2026. The 2046 Notes bear interest at a rate of 4.973% and mature on May 1, 2046. Interest is payable on the Notes on May 1 and November 1 of each year, commencing November 1, 2016.

Ranking, Security and Guarantees

The Notes are the Issuer’s senior secured obligations and will rank equally with all of its existing and future senior indebtedness but, to the extent of the value of the collateral securing the Notes, will be effectively senior to all of the Issuer’s unsecured senior indebtedness. The Notes are also senior to all of the Issuer’s existing and future subordinated debt. The Notes are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) or the Issuer’s subsidiaries, including Cleco Power LLC.

The Notes are secured on a first-lien basis by the same assets that will secure the Issuer’s senior secured credit facilities, which assets consist principally of 100% of the limited liability company membership interests in Cleco Power LLC and all indebtedness, if any, owed by Cleco Power LLC to Issuer from time to time (the “Collateral”). The Notes will be secured by the Collateral until the date on which the Issuer has retired all of its indebtedness that is secured by the Collateral other than the securities issued under the Indenture (the “Collateral Release Date”). From and after the Collateral Release Date, the Notes will become unsecured and will rank equally with all of the Issuer’s other unsecured senior indebtedness.

The obligations to pay the principal of, premium, if any, and interest on the Notes are solely the obligations of the Issuer, and none of the Issuer’s subsidiaries or affiliates will guarantee or provide any credit support for the Notes.

Covenants

The Indenture contains restrictive covenants that, among other things, restrict the Issuer’s ability to merge, consolidate or transfer or lease all or substantially all of its assets or create or incur liens.

Events of Default

The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately.

Redemption

The Issuer may redeem the Notes, in whole or in part, at any time prior to February 1, 2026, in the case of the 2026 Notes, or November 1, 2045, in the case of the 2046 Notes, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus the “make-whole” premium set forth in the Indenture. The Issuer may redeem the Notes, in whole or in part, at any time on or after February 1, 2026, in the case of the 2026 Notes, or November 1, 2045, in the case of the 2046 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. If the Issuer experiences certain change of control events, holders of the Notes may require it to repurchase all or part of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

The Notes are not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent an applicable exemption from registration requirements.

The foregoing summary of the Indenture is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and incorporated herein by reference.

Registration Rights Agreement

On May 17, 2016, in connection with the issuance of the Notes, the Issuer and Mizuho Securities USA Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., as representatives of the Initial Purchasers, entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Issuer to: (i) file with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for new issues of debt securities registered under the Securities Act of 1933, as amended (the “Exchange Offer”), with terms identical to those of the Notes (except for provisions relating to the transfer restrictions and payment of additional interest) and cause such registration statement to be declared effective within 270 days after the closing of the issuance of the Notes, (ii) keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes by some or all of the holders thereof, in lieu of an exchange offer to such holders.

If the Issuer fails to satisfy its registration obligations under the Registration Rights Agreement, then the Issuer will be required to pay additional interest to the holders of Notes the transfer of which remains restricted, at a rate of 0.25% per annum for the first 90 day period after such registration default occurs, and an additional 0.25% per annum for each subsequent 90 day period that such registration default continues (provided that the rate at which such additional interest accrues may in no event exceed 1.0% per annum in the aggregate).

The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by the Registration Rights Agreement, which is attached hereto as Exhibit 4.4 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information set forth under the caption “Indenture” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Document

4.1	Indenture, dated May 17, 2016.

4.2	First Supplemental Indenture, dated May 17, 2016.

4.3	Second Supplemental Indenture, dated May 17, 2016.

4.4	Registration Rights Agreement, dated May 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATE HOLDINGS LLC

By:	/s/ Terry L. Taylor
Terry L. Taylor
Chief Financial Officer, Controller and Chief Accounting Officer

May 17, 2016

EXHIBIT INDEX

Exhibit No.	Document

4.1	Indenture, dated May 17, 2016.

4.2	First Supplemental Indenture, dated May 17, 2016

4.3	Second Supplemental Indenture, dated May 17, 2016

4.4	Registration Rights Agreement, dated May 17, 2016